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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             MARCH 1, 1999
                                                              -------------


                          NEW HORIZONS WORLDWIDE, INC.
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               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                    0-17840                      22-2941704
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(State or Other Jurisdiction      (Commission                (I.R.S. Employer
   of Incorporation)              File Number)            Identification Number)


500 CAMPUS DRIVE           MORGANVILLE, NEW JERSEY                      07751
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (732) 536-8501
                                                   -----------------------------

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         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.
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                  On March 1, 1999, New Horizons Worldwide, Inc. (the
"Company"), through its indirect wholly-owned subsidiary, New Horizons Computer Learning Center of Albuquerque, Inc. ("NHCLC-Albuquerque"), a Delaware corporation, acquired from Computer Learning Centers of New Mexico, Ltd., Co. ("Seller"), a New Mexico limited liability company, substantially all of the assets (consisting primarily of cash, equipment, certain intellectual property and contract rights, accounts receivable and inventory) (collectively, the "Assets") used in connection with Seller's computer training business (the "Albuquerque Business"). The acquisition was accomplished pursuant to an Asset Purchase Agreement dated March 1, 1999, among Seller, David Butterfield, Gregory Peterson, Curtis Jones, NHCLC-Albuquerque, and the Company (the "Albuquerque Agreement"). A copy of the Albuquerque Agreement is filed as Exhibit 2.1 hereto.

                  As consideration for this acquisition, NHCLC-Albuquerque and the Company delivered to Seller at Closing (as defined in the Albuquerque Agreement) $3,000,000 in cash and 38,953 shares of common stock, $.01 par value, of the Company. Additionally, $200,000 was retained by the Company in an interest-bearing account, to be paid to Seller following the Net Worth Adjustment (as defined in the Albuquerque Agreement). The purchase price and other terms of the Albuquerque Agreement were determined through arms-length negotiations. Prior to Closing, Seller was a franchisee of New Horizons Computer Learning Centers, Inc. ("NHCLC"), a wholly-owned subsidiary of New Horizons Education Corporation, which, in turn, is a wholly-owned subsidiary of the Company. The franchise agreement between Seller and NHCLC was terminated at Closing. David Butterfield, Gregory Peterson and Curtis Jones also purchased a franchise from NHCLC for the Salt Lake City, Utah area (the "Salt Lake Franchise") on terms consistent with those given other franchisees. Except for the Salt Lake Franchise, and employment agreements entered into as of the Closing with certain employees of Seller who are also members thereof, there are no material relationships between the Company and Seller or any of their respective affiliates, directors or officers.

                  The Company paid the cash portion of the purchase price with funds on hand obtained from its normal business operations.

                  The Albuquerque Business provides computer training services to individuals and businesses in and around the Albuquerque, New Mexico area. The Company intends to cause NHCLC-Albuquerque to utilize the Assets in order to operate the Business substantially as operated prior to its acquisition.

Item 5.           OTHER EVENTS.
                  ------------
                  The Company issued a News Release on March 2, 1999, a copy of which is filed as Exhibit 99.1.

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Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.
                  ---------------------------------------------------------
                  (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The Company has determined that the Albuquerque Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore the financial statements of the Albuquerque Business are not required to be filed pursuant to Rule 3-05(b) of Regulation S-X.

                  (b) PRO FORMA FINANCIAL INFORMATION. The Company has determined that the Albuquerque Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore pro forma financial information is not required to be filed pursuant to Article 11 of Regulation S-X.

                  (c)    EXHIBITS.
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                   2.1   Asset Purchase Agreement, dated March 1, 1999, among
                         Seller, David Butterfield, Gregory Peterson, Curtis Jones, NHCLC-Albuquerque, and the Company.*

                  10.1 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and David Butterfield.*

                  10.2 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and Gregory Peterson.*

                  10.3 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and Curtis Jones.*

                  99.1   News Release from the Company, dated March 2, 1999.

* The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and/or Schedules to these Agreements to the Commission upon request.



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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEW HORIZONS WORLDWIDE, INC.

Date:  March 16, 1999               By: /s/ Robert S. McMillan
                                       -----------------------------------------
                                    Robert S. McMillan
                                    Vice President, Treasurer, & Chief Financial
                                      Officer



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                                  EXHIBIT INDEX
                                  -------------

           EXHIBIT                              DESCRIPTION OF EXHIBIT
           -------                              ----------------------

              2.1 Asset Purchase Agreement, dated March 1, 1999, among Seller, David Butterfield, Gregory Peterson, Curtis Jones, NHCLC-Albuquerque, and the Company.*

             10.1 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and David Butterfield.

             10.2 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and Gregory Peterson.

             10.3 Employee Agreement, dated March 1, 1999, between NHCLC-Albuquerque and Curtis Jones.

             99.1        News Release from the Company, dated March 2, 1999.

              * The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Asset Purchase Agreement to the Commission upon request.








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